UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2018

AB PRIVATE CREDIT INVESTORS CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	814-01196	81-2491356
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1345 Avenue of the Americas

New York, NY 10105

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 969-1000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01-- Entry into a Material Definitive Agreement.

On November 14, 2018, AB Private Credit Investors Corporation (the “Fund”) entered into an amendment (the “Amendment”) to the credit agreement establishing its revolving credit facility (the “Credit Facility”) with HSBC Bank USA, National Association, as the administrative agent and a lender and each of the Banks a party thereto. The Amendment increased the maximum commitment amount on a temporary basis through February 7, 2019 from $75 million to $100 million. In connection with the Amendment, the Fund also exercised its option to extend the maturity date of the Credit Facility from November 14, 2018 to November 13, 2019.

The information set forth above with respect to the Amendment does not purport to be complete in scope and is qualified in its entirety by the full text of the Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03 — Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

(d) Exhibits

Exhibit Number	Description

10.1	First Amendment and Waiver to Revolving Credit Agreement, dated as of November 14, 2018, by and among AB Private Credit Investors Corporation, HSBC Bank USA, National Association, as the Administrative Agent and a Lender, and each of the Banks a party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2018	AB PRIVATE CREDIT INVESTORS CORPORATION

	By:	/s/ Wesley Raper
Wesley Raper
Chief Financial Officer and Treasurer